Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com







FOR FURTHER INFORMATION:


AT THE COMPANY:                               INVESTOR RELATIONS CONTACT:
William L. Westerman, CEO                     Betsy Truax, Skorpus Consulting
(702) 794-9237 Voice                          (208) 241-3704 Voice
(702) 794-9277 Fax                            (208) 232-5317 Fax
Email:  wwesterman@theriviera.com             Email:   BetsyT@cableone.net

FOR IMMEDIATE RELEASE:

                 RIVIERA REPORTS RESULTS FOR FIRST QUARTER 2006

         LAS VEGAS, NV - May 2, 2006 -- Riviera Holdings Corporation (AMEX: RIV) today reported financial results for the first quarter ended March 31, 2006. Net revenues for the quarter were $51.7 million, down $775,000 or 1.5 percent from the first quarter of 2006. Income from operations was $7.8 million, down $968,000 or 11.1 percent from the first quarter of 2005. Included in operating income in the first quarter of 2005 was a $1.0 million exclusivity fee from a prospective purchaser of the Company. Adjusted EBITDA (1) was $11.6 million, in the first quarter of both 2006 and 2005. Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity-based compensation, asset impairments, Sarbanes-Oxley Act expenses and mergers, acquisitions and development costs, as shown in the reconciliation to net income in the tables of this release (See Notes 1 and 2 to the Financial Summary table). Net income for the quarter was $1.3 million, or $0.11 per share, down $858,000 or 40 percent from the first quarter of 2005 when net income was $2.1 million, or $0.18 per share.

First Quarter 2006 Highlights

|*|      Riviera Black Hawk Revenue was up $146,000 or 1.1 percent
|*|      Riviera Black Hawk EBITDA was up $249,000 or 6.3 percent
|*|      Riviera Las Vegas RevPar (Revenue Per Available Room) increased
         $7.55 to $76
|*|      Riviera Las Vegas Revenue was down $921,000 or 2.3 percent
|*|      Riviera Las Vegas EBITDA was down $386,000 or 4.4 percent
|*|      The Company has $29 million in cash plus a $30 million revolver

Riviera Las Vegas

         Robert Vannucci, President of Riviera Las Vegas, said, " Although our first quarter EBITDA was slightly below the prior year's first quarter, it was our second best first quarter since 2000. The slight decline can be attributed to a soft Super Bowl week. NFL restrictions, imposed over the past several years, have limited the activities we can offer which impacted the repeat business we typically experience during that week.

         Gaming revenues in Las Vegas were down $565,000 in the quarter. This can be attributed to a soft Super bowl, an increase in convention room nights mix, a decline in leisure room nights, as well as fewer entertainment covers (tickets sold).

         "Total room revenues were $14.1 million up $1.4 million, or 11percent over the same quarter of the prior year. ADR for the quarter was $83.60, an increase of $10.77 or 15 percent compared to a year ago. Convention room nights comprised over 37 percent of the total rooms sold in the quarter, an increase of
11.5 percent. Convention room revenue increased by $1.2 million or 21percent over the first quarter last year and accounted for 47 percent of total room revenue. We continue to see strong demand for our rooms.

         "The initial gaming revenue results generated by our Westward Ho marketing agreement, signed in December of last year, have been favorable. We expect to see this part of our gaming business continue to develop and grow into the future.

"The Las Vegas market remains strong. Through February of this year, visitor volumes increased 2.6 percent over last year to 6.1 million visitors. Citywide occupancy increased 1.7 points to 88.2 percent. Rooms occupied by conventioneers increased by 4.2 percent to over 3.4 million room nights. Total airline passengers increased 6.1 percent to over 6.8 million. We believe the market has fully absorbed the increase in room inventory created by new property openings and hotel additions."

Riviera Black Hawk

         Ron Johnson, President of Riviera Black Hawk, said, "We are pleased with first quarter results in Black Hawk. Net revenue, EBITDA and EBITDA margin were all up over the same period last year. We are particularly pleased that our EBITDA margin of 31.6 percent grew by 1.6 percentage points during the quarter compared to the first quarter 2005. Our management team in Black Hawk has done an excellent job of raising revenues while continuing to effectively manage marketing expenses.

         "The Black Hawk/Central City market showed gaming revenue growth of 2.8 percent in the first quarter. Black Hawk itself experienced a healthy 4.1 percent growth in gaming revenue. It appears that Black Hawk is showing signs of recovering some of the market share it lost to Central City after the opening of Central City Parkway in November 2004."

 Consolidated Operations

William L. Westerman, Chief Executive Officer, said, "I am pleased at the way management responded to the merger negotiations and overcame the distractions created by the speculative activity in our stock. EBITDA in this year's first quarter was consistent with that for the 2005. In the first quarter of 2005, we reported a negative expense of $667,000, resulting from the failure of a prospective purchaser to make a bid for the Company at the expiration of an exclusivity period, which he had been granted in exchange for a $1 million non-refundable deposit.

         "On April 21, we announced that Duane Krohn, our Chief Financial Officer, would be retiring effective today. I want to thank Duane for all his hard work and contributions to the Company over the past 16 years. When I first came to Las Vegas in 1991 with no experience in the gaming industry, Duane helped me understand the complexity of the business. He played a major role in our reorganization in 1993 and our several successful debt offerings. He also has patiently responded to the many parties who, over the years, have indicated an interest in acquiring the Company. We wish him good luck and a happy retirement. Until we find a successor for Duane, the Board of Directors has appointed me to act as Interim Chief Financial Officer, in addition to my other duties.

         "We will continue to focus our efforts on operating your Company effectively to maintain our competitive position and maximize cash flow."


Conference Call Information
         In conjunction with the release of first quarter 2006 financial results, Riviera will broadcast a conference call at 2 p.m. Eastern Daylight Time on Tuesday, May 2, 2006. Investors can listen to the call via the Internet at http//www.videonewswire.com/event.asp?id=33616 or www.theriviera.com or by dialing (888) 889-5602. The conference call rebroadcast is available at (877) 519-4471, code 7327369.

Forward -Looking Statements

         The forward-looking statements in this news release, which reflect our best judgment based on factors currently known to us, involve significant risks and uncertainties including expansion and modernization objectives and timetables, hotel and casino market conditions, financing requirements, interest rates, regulatory requirements and other risks and uncertainties detailed from time to time in filings with the Securities and Exchange Commission. Our actual results may differ materially from what is expressed or implied in our forward-looking statements. We do not plan to update our forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

About Riviera Holdings

     Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera's stock is listed on the American Stock Exchange ("AMEX") under the symbol RIV.
                                - Tables Follow -




Riviera Holdings Corporation
Financial Summary
                                             Three Months Ended March 31
                    ($ in 000s)       2006         2005          Var      %Var
                                      ----         ----          ---      ----
Net Revenues:
Riviera Las Vegas                  $   38,426   $   39,347   $    (921)    -2.3%
Riviera Black Hawk                     13,263       13,117          146     1.1%
                                ----------------------------------------
  Total Net Revenues                   51,689       52,464        (775)    -1.5%

Operating Income:
Riviera Las Vegas                       6,642        7,108        (466)    -6.6%
Riviera Black Hawk                      2,753        2,390          363    15.2%
Mergers, acquisitions and
 development costs, net                 (117)          667        (784)  -117.5%
Equity-based Compensation -
 Restricted Stock                       (216)         (53)        (163)   307.5%
Sarbanes-Oxley Act costs                (228)            0        (228)  #DIV/0!
Asset Impairment                         (13)        (198)          185   -93.4%
Corporate Expenses                    (1,032)      (1,157)          125    10.8%
                                ----------------------------------------
  Total Operating Income                7,789        8,757        (968)   -11.1%

Adjusted EBITDA (1):
Riviera Las Vegas                       8,467        8,853        (386)    -4.4%
Riviera Black Hawk                      4,188        3,939          249     6.3%
Corporate Expenses                    (1,032)      (1,157)          125    10.8%
                                ----------------------------------------
  Total EBITDA                         11,623       11,635         (12)    -0.1%

Adjusted EBITDA Margins(2):
Riviera Las Vegas                       22.0%        22.5%        -0.5%
Riviera Black Hawk                      31.6%        30.0%         1.5%
Consolidated                            22.5%        22.2%         0.3%

 Net income                        $    1,280   $    2,138        (858)     -40%
Weighted average basic shares
  outstanding (3)                      11,997       11,781          216       2%
 Basic earnings per share          $     0.11   $     0.18  $    (0.07)     -41%
Weighted average diluted shares
  outstanding (3)                      12,258       12,070          188       2%
 Diluted earnings per share        $     0.10   $     0.18  $    (0.07)     -40%




(1) Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity-based compensation, asset impairment, Sarbanes-Oxley Act expenses and mergers, acquisitions and development costs, net, as shown in the reconciliation to net income
         (loss) in the tables of this release. In 2004, we entered into confidential discussions regarding a potential sale of our company. Discussions with one potential buyer, which commenced in 2004, ended in 2005, and we retained a $1 million fee paid to us by that party. Such amount is reflected in mergers, acquisitions and developments costs, net, for the first quarter of 2005. Adjusted EBITDA is presented solely as a supplemental disclosure because we believe that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. We use property-level EBITDA (earnings before interest, income taxes, depreciation, amortization and corporate expense) as the primary measure of the Company's business segment properties' performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of our operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report EBITDA or Adjusted EBITDA information may calculate it in a different manner than we do. A reconciliation of Adjusted EBITDA to net income (loss) is included in the financial schedules accompanying this release.
(2)      Adjusted EBITDA margins represent Adjusted EBITDA divided by Net
         Revenues
(3) These amounts have been adjusted to reflect our three-for-one common stock split on March 11, 2005.

Riviera Holdings Corporation
Reconciliation of Operating Income (Loss) to Adjusted                                       Mergers,
EBITDA:                                                               Sarbanes   Equity - Acquisitions
   ($ In 000's)       Net     Interest   Operating            Asset     Oxley     based    Develop-    Manage-
                     Income   Income &    Income     Depr-   Impair-     Act       Comp-      ment      ment     Adjusted
                    (Loss)    Expenses    (Loss)  Expenses    ment      Costs,   EBITDA    Costs, net   Fee      EBITDA
                    ------ -------------- ------  --------  -------    -------   ------    ----------   -----    --------
 First Quarter 2006:
Riviera Las Vegas   $6,656      $14    $6,642      $2,332                                                $(507) $8,467
Riviera Black Hawk     841   (1,912)    2,753         928                                                  507   4,188
Corporate           (6,217)  (4,611)   (1,606)        -        13       228        216       117           -    (1,032)
                   -------  -------    -------       ----     ---      ----       ----      ----          ----  -------
                    $1,280  $(6,509)    7,789      $3,260      13      $228        216       117         $ -  $ 11,623

 First Quarter 2005:
Riviera Las Vegas  $7,109    $    1    $7,108     $2,256                                                $(511) $ 8,853
Riviera Black Hawk    453    (1,937)    2,390      1,038                                                  511    3,939
Corporate          (5,424)   (4,683)    (741)       -        198      -          53        (667)           -    (1,157)
                   -------  -------    -----       ----     ----     ----       ---       -----           ----  -------
                   $2,138   $(6,619)  $8,757     $3,294     $198     $-         $53        (667)           -  $  11,635


               Balance Sheet Summary
                    ($ in 000's)                    March 31     December 31,
                                                     2006           2005
                                                     -----          ----
Cash and short term investments                  $   28,651     $   20,571
Total current assets                                 38,857         30,797
Property and equipment, net                         171,126        171,130
Total assets                                        219,403        211,769
Total current liabilities                            31,744         25,305
Long-term debt, net of current portion              214,454        214,607
Total shareholders' (deficiency) equity            (29,658)       (31,269)









RIVIERA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                        Three Months Ended
                                                               March 31
                      ($ In 000's)                     2006          2005
                                                      -------------------------
Revenues:
  Casino                                                $  27,082    $  27,483
  Rooms                                                    14,843       13,425
  Food and beverage                                         8,898        8,843
  Entertainment                                             3,681        4,882
  Other                                                     1,703        2,037
                                                      -------------------------
       Total                                               56,207       56,670
                                                      -------------------------
   Less promotional allowances                              4,518        4,206
                                                      -------------------------
            Net revenues                                   51,689       52,464
                                                      -------------------------
COSTS AND EXPENSES:
  Direct costs and expenses of operating departments:
    Casino                                                 13,820       13,864
    Rooms                                                   6,789        6,558
    Food and beverage                                       6,332        6,053
    Entertainment                                           2,642        3,669
    Other                                                     466          680
  Other operating expenses:
     General and administrative
         Equity-based Compensation - Restricted Stock         216           53
         Sarbanes-Oxley Act costs                             228
         Other general and administrative                  10,017       10,005
     Mergers, acquisitions and development costs, net         117        (667)
     Asset Impairment - Monorail                               13          198
     Depreciation and amortization                          3,260        3,294
                                                      -------------------------
            Total costs and expenses                       43,900       43,707
                                                      -------------------------
INCOME FROM OPERATIONS                                      7,789        8,757
                                                      -------------------------
OTHER INCOME (EXPENSE):
  Interest expense                                        (6,590)      (6,659)
  Interest income                                              81           40
            Total other income (expense)                  (6,509)      (6,619)
                                                      -------------------------
NET INCOME (LOSS)                                         $1,280       $2,138
                                                      =========================
EARNINGS PER SHARE DATA:
Weighted average common shares                             11,997       11,781
                                                      -------------------------
Basic earnings per share                                $    0.11     $   0.18
                                                      =========================
Weighted average common & common equivalent shares         12,258       12,070
                                                      -------------------------
Diluted earnings per share                              $    0.10     $   0.18
                                                      =========================










                                                                  ###